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Exhibit 24

POWER OF ATTORNEY

        Each of the undersigned directors of Medtronic, Inc., a Minnesota corporation, hereby constitutes and appoints each of ARTHUR D. COLLINS, JR. and DAVID J. SCOTT, acting individually or jointly, their true and lawful attorneys-in-fact and agents, with full power to act for them and in their name, place and stead, in any and all capacities, to do any and all acts and execute any and all documents which either such attorney and agent may deem necessary or desirable to enable Medtronic, Inc. to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Commission of Medtronic's Annual Report on Form 10-K for the fiscal year ended April 26, 2002, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors to the Form 10-K and to any instruments and documents filed as part of or in connection with the Form 10-K or any amendments thereto; and the undersigned hereby ratify and confirm all actions taken and documents signed by each said attorney and agent as provided herein.

        The undersigned have set their hands this 27th day of June 2002.

/s/ MICHAEL R. BONSIGNORE Michael R. Bonsignore	/s/ SHIRLEY ANN JACKSON, PH.D. Shirley Ann Jackson, Ph.D.
/s/ WILLIAM R. BRODY, M.D., PH.D. William R. Brody, M.D., Ph.D.	/s/ DENISE M. O'LEARY Denise M. O'Leary
/s/ PAUL W. CHELLGREN Paul W. Chellgren	/s/ JEAN-PIERRE ROSSO Jean-Pierre Rosso
/s/ ARTHUR D. COLLINS, JR. Arthur D. Collins, Jr.	/s/ JACK W. SCHULER Jack W. Schuler
/s/ ANTONIO M. GOTTO, JR. M.D., D. PHIL. Antonio M. Gotto, Jr. M.D., D. Phil.	/s/ GORDON M. SPRENGER Gordon M. Sprenger
/s/ BERNADINE P. HEALY, M.D. Bernadine P. Healy, M.D.

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  Exhibit 24
POWER OF ATTORNEY